As filed with the Securities and Exchange Commission on June 24, 2021

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TRAVELERS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0518860
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

485 Lexington Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

THE TRAVELERS COMPANIES, INC.

AMENDED AND RESTATED

2014 STOCK INCENTIVE PLAN

(Full title of the plan)

Christine K. Kalla

Executive Vice President and General Counsel

The Travelers Companies, Inc.

385 Washington Street

St. Paul, Minnesota 55102

(651) 310-7911

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value	6,000,000 shares	$145.98	$875,880,000	$95,558.51

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock, without par value (the “Common Stock”) of The Travelers Companies, Inc. (the “Company”).

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act based on the average of the high and low sales prices per share of the Company’s Common Stock on June 18, 2021, as reported on the New York Stock Exchange.

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,000,000 shares of Common Stock of The Travelers Companies, Inc. to be issued pursuant to the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission relating to the Company’s Amended and Restated 2004 Stock Incentive Plan (Registration Statement Nos. 333-176002, 333-164972 and 333-117726) and relating to the Plan (Registration Statement Nos. 333-232051, 333-218874, 333-212078 and 333-196290), including the information contained therein, are incorporated by reference herein.

Part II—Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated in this Registration Statement by reference:

(1)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 11, 2021;

(2)	The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on April 20, 2021;

(3)	The Company’s current report on Form 8-K filed with the SEC on May 25, 2021;

(4)	The Company’s current report on Form 8-K filed with the SEC on June 8, 2021; and

(5)

The description of the Company’s Common Stock contained in its description of securities, filed as Exhibit 4.1 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020, including any amendments or supplements thereto.

All reports and other documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Wendy C. Skjerven, Esq., Vice President, Corporate Secretary and Group General Counsel of the Company, has given her opinion about certain legal matters affecting the Plan in this Registration Statement. Ms. Skjerven owns, or has the right to acquire, a number of shares of the Company’s Common Stock which represents less than 1% of the total outstanding Common Stock of the Company. Ms. Skjerven participates in the Plan.

Item 8. Exhibits

The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of The Travelers Companies, Inc., as amended and restated May 23, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed on May 24, 2013).

4.2	Bylaws of The Travelers Companies, Inc., as amended and restated October 22, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2019 ).

4.3	The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on May 25, 2021).

5	Opinion of Wendy C. Skjerven, Esq.

23.1	Consent of Wendy C. Skjerven, Esq. (included in Exhibit 5).

23.2	Consent of KPMG LLP.

24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on June 24, 2021.

THE TRAVELERS COMPANIES, INC. (Registrant)

By:	/s/ Christine K. Kalla
Name:	Christine K. Kalla
Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 24, 2021	/s/ Alan D. Schnitzer
Alan D. Schnitzer, Director, Chairman and Chief Executive Officer (Principal Executive Officer)

Date: June 24, 2021	/s/ Daniel S. Frey
Daniel S. Frey, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: June 24, 2021	/s/ Douglas K. Russell
Douglas K. Russell, Senior Vice President and Corporate Controller (Principal Accounting Officer)

Alan L. Beller, Director*

Janet M. Dolan, Director*

Patricia L. Higgins, Director*

William J. Kane, Director*

Thomas B. Leonardi, Director*

Clarence Otis Jr., Director*

Elizabeth E. Robinson, Director*

Philip T. Ruegger III, Director*

Todd C. Schermerhorn, Director*

Laurie J. Thomsen, Director*

*

Christine K. Kalla, by signing her name hereto, does hereby sign this document on behalf of herself and each of the above named directors of the Company pursuant to powers of attorney duly executed by such persons (set forth in Exhibit 24 to this Registration Statement).

/s/ Christine K. Kalla
Christine K. Kalla
(For herself and as attorney-in-fact)

Date: June 24, 2021